Exhibit 99.1

FOR IMMEDIATE RELEASE

Endo Announces Appointment of Matthew J. Maletta as Chief Legal Officer

DUBLIN, April 28, 2015 -- Endo International plc (NASDAQ: ENDP) (TSX: ENL) announced today the appointment of Matthew J. Maletta as Executive Vice President, Chief Legal Officer, effective May 4, 2015. Mr. Maletta brings to Endo nearly two decades of legal experience in the specialty pharmaceutical industry and with private law firms, including extensive experience in M&A, corporate, securities, finance, commercial and employment law. He is assuming the role from Caroline B. Manogue, who announced her retirement in January 2015.

“I am very pleased that Matt has chosen to join our team at Endo. His industry experience, significant expertise in M&A and pharmaceutical law and strong leadership skills will be a great addition to our executive leadership team. I look forward to his future contributions and to working with him as Endo continues to execute on its growth strategy and focus on becoming a leading global specialty pharmaceutical company," said Rajiv De Silva, President and CEO of Endo.

“On behalf of our Board, management team and myself, I would also like to thank Caroline for her exemplary leadership and contributions during her nearly 15-year tenure at Endo, as well as for her active and ongoing support during this transition,” added Mr. De Silva. “We wish her well as she begins the next phase of her life."

Prior to joining Endo, Mr. Maletta served as Vice President, Associate General Counsel and Corporate Secretary of Allergan, Inc. In this position, he served as an advisor to the CEO and Board of Directors and supervised several large M&A transactions and takeover defense activities, including Allergan’s acquisition of Inamed and Actavis’ acquisition of Allergan. Mr. Maletta first joined Allergan in 2002 as Corporate Counsel and Assistant Secretary and during his tenure, held various roles of increased responsibility. He had a key role negotiating Allergan’s Corporate Integrity Agreement with the Department of Justice, served as the lead commercial attorney for the Allergan medical businesses and served as Interim Head of Human Resources. Prior to joining Allergan, Mr. Maletta was in private practice, focusing on general corporate

Exhibit 99.1

matters, finance, governance, securities and transactions. He holds a B.A. degree in political science from the University of Minnesota, summa cum laude, and a J.D. degree, cum laude, from the University of Minnesota Law School.

“I am thrilled to be joining Endo during such an exciting time of growth for the company,” said Mr. Maletta. “I look forward to leveraging my experience to benefit Endo and to support the corporate vision of improving lives while creating value.”

About Endo International plc
Endo International plc is a global specialty pharmaceutical company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded pharmaceutical and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward- looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward- looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption "Risk Factors" in Endo's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval ("SEDAR") and as otherwise enumerated herein or therein, could affect Endo's future financial results and could cause Endo's actual results to differ materially from those expressed in forward-looking statements contained in Endo's Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo's actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update

Exhibit 99.1

any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.
Endo International plc:

Investors/Media:	Investors:	Media:
Keri P. Mattox	Jonathan Neely	Heather Zoumas-Lubeski
(484) 216-7912	(484) 216-6645	(484) 216-6829

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